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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GENWORTH FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	33-1073076 (I.R.S. Employer Identification No.)
6620 West Broad Street, Richmond, Virginia (Address of principal executive offices)	23230 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
None.

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [    ]

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

        Securities Act registration statement file number to which this form relates: 333-115018

        Securities to be registered pursuant to Section 12(g) of the Act:

Series A Cumulative Preferred Stock
(Liquidation Preference $50 Per Share)
(Title of class)

Item 1.    Description of Registrant's Securities to be Registered.

        For a description of the registrant's Series A Cumulative Preferred Stock (Liquidation Preference $50 Per Share), reference is made to the information set forth under the heading "Description of Series A Preferred Stock" in the prospectus included in the registrant's Registration Statement on Form S-1 (File No. 333-115018), originally filed with the Securities and Exchange Commission on April 30, 2004, as amended by any amendments to such Registration Statement, and by any prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference.

Item 2.    Exhibits.

3.1	*	Amended and Restated Certificate of Incorporation of Genworth Financial, Inc.
3.2	*	Amended and Restated Byaws of Genworth Financial, Inc.
3.3	*	Form of Certificate of Designations for Series A Cumulative Preferred Stock

*
Filed as an exhibit of the same number to the registrant's Registration Statement on Form S-1 (File No. 333-112009) and incorporated herein by reference.

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SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 24, 2004

GENWORTH FINANCIAL, INC.
By:	/s/ LEON E. RODAY Name: Leon E. Roday Title: Senior Vice President, General Counsel and Secretary

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Item 1. Description of Registrant's Securities to be Registered.
Item 2. Exhibits.
SIGNATURES